UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Petrohawk Energy Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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The Registrant’s definitive proxy statement filed with the US Securities and Exchange Commission on April 17, 2008, is hereby amended to correct the column headings “Restricted Stock Award” and “Shares Underlying Stock Options” in the table entitled “Compensation Adjustments and Long-Term Incentive Awards Subsequent to Fiscal Year End” appearing on page 36. These column headings were unintentionally reversed. No other changes have been made. As corrected, the table reads:

Name	Salary Increase ($)	2008 Base Salary ($)	Shares Underlying Stock Options (#)	Restricted Stock (#)
Floyd C. Wilson	$60,000	$660,000	142,000	53,000
Larry L. Helm	$25,000	$350,000	73,000	27,000
Mark J. Mize	$40,000	$300,000	50,000	19,000
Stephen W. Herod	$50,000	$325,000	63,000	23,000
Richard K. Stoneburner	$50,000	$350,000	68,000	26,000